AMERICAN GENERAL CORPORATION
               FORM 10-Q
  For the Quarter Ended March 31, 1994





                                                                  Exhibit 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            CONSOLIDATED OPERATIONS
                                  (Unaudited)
                                ($ in millions)


                                                   Three Months Ended
                                                        March 31,
                                                   1994          1993

Income before income tax expense and
  cumulative effect ...........................    $253          $223
Fixed charges deducted from income
  Interest expense ............................     120           123
  Implicit interest in rents ..................       4             4
    Total fixed charges deducted from
      income ..................................     124           127
Earnings available for fixed charges ..........    $377          $350

Fixed charges per above .......................    $124          $127
Capitalized interest ..........................       4             4
    Total fixed charges .......................    $128          $131

Ratio of earnings to fixed charges ............    3.0X          2.7X
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     AMERICAN GENERAL CORPORATION
               FORM 10-Q
  For the Quarter Ended March 31, 1994





                                                                  Exhibit 12.2



               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
             CONSOLIDATED OPERATIONS, CORPORATE FIXED CHARGES ONLY
                                  (Unaudited)
                                ($ in millions)


                                                    Three Months Ended
                                                          March 31,
                                                    1994          1993

Income before income tax expense and
  cumulative effect .............................   $253          $223
Corporate fixed charges deducted from
  income - corporate interest expense ...........     31            30
Earnings available for fixed charges ............   $284          $253

Ratio of earnings to fixed charges ..............   9.3X          8.4X






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     AMERICAN GENERAL CORPORATION
               FORM 10-Q
  For the Quarter Ended March 31, 1994





                                                                  Exhibit 12.3


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        AMERICAN GENERAL FINANCE, INC.
                                  (Unaudited)
                                ($ in millions)


                                                  Three Months Ended
                                                      March 31,
                                                  1994          1993
Income before income tax expense and
  cumulative effect ...........................   $ 86           $77
Fixed charges deducted from income
  Interest expense ............................     93            96
  Implicit interest in rents ..................      3             2
    Total fixed charges deducted from
      income ..................................     96            98
Earnings available for fixed charges ..........   $182          $175

Ratio of earnings to fixed charges ............   1.9X          1.8X

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